Exhibit 99.1
CONTACT:
Bob De Vaere
IDM Pharma, Inc.
Chief Financial Officer
Office: (949) 470-6447
Geoff Curtis
WeissComm Partners
Cell: (312) 550-8138
gcurtis@wcpglobal.com
IDM Pharma Announces Non-Binding Opinion of the European
Committee for Medicinal Products for Human Use (CHMP) that
Mifamurtide (L-MTP-PE) Provides a Possible Clinical Benefit in
Survival
CHMP grants Company extension to address remaining questions on Marketing
Authorization Application
IRVINE, Calif., January 25, 2008 — IDM Pharma, Inc. (Nasdaq: IDMI) today announced that the Company recently presented to the Committee for Medicinal Products for Human Use (CHMP), the scientific committee of the European Medicines Evaluation Agency (EMEA), regarding the Marketing Authorization Application (MAA) for mifamurtide (L-MTP-PE) for the treatment of patients with non-metastatic, resectable osteosarcoma. L-MTP-PE was granted orphan drug status in Europe in 2004. The Marketing Authorization Application for L-MTP-PE was submitted to the EMEA and accepted for regulatory review in November 2006.
The Company attended an oral explanation hearing before the CHMP on January 23, 2008. The CHMP considered that the data presented by the Company suggested a possible clinical benefit in terms of survival. However, the CHMP requested clarification of the existing data in order to gain assurance about the quality of the data before drawing any final conclusions from the data presented. In addition, the Company is required to address a number of remaining questions relating to chemistry, manufacturing and controls (CMC). As a result of the CHMP’s non-binding opinion, the Company was granted a clock stop, or time extension, to allow the Company additional time to respond to all the remaining questions regarding the MAA. The Company now expects to receive a final opinion from the CHMP in the third quarter and a final decision from the European Commission in the fourth quarter of 2008.
“The feedback from the CHMP regarding the positive survival benefit offered by L-MTP-PE, while not binding, provides the Company a pathway to a potential positive opinion from the CHMP.” said Timothy P. Walbert, president and chief executive officer, IDM Pharma. “We are encouraged by CHMP’s preliminary consideration and look forward to completing the review process successfully with the goal of bringing this important treatment to the European market.”

L-MTP-PE U.S. Regulatory Status
As previously announced, in the U.S. the Company continues to work with external experts and advisors to gather patient follow up data from the Phase 3 clinical trial of L-MTP-PE conducted by the Children’s Oncology Group (COG) and to respond to other questions in the not approvable letter the Company received from the U.S. Food and Drug Administration (FDA).
The COG is assisting the Company in collecting this patient follow up data and the Company anticipates it will likely take until the second half of 2008 to prepare the amendment to the New Drug Application (NDA) for L-MTP-PE.
About Osteosarcoma
About 3 percent of all childhood cancers are osteosarcoma. Because osteosarcoma usually develops from osteoblasts, it most commonly affects children and young adults experiencing their adolescent growth spurt. Boys and girls have a similar incidence rate until later in their adolescence, when boys are more commonly affected. While most tumors occur in larger bones, such as the femur, tibia, and humerus, and in the area of the bone that has the fastest growth rate, they can occur in any bone. The most common symptom is pain, but swelling and limited movement can occur as the tumor grows.
Osteosarcoma is an orphan disease with fewer than 1,000 new cases diagnosed in the U.S. each year. A similar incidence of the disease exists in Europe. According to the Children’s Oncology Group, the survival of children with osteosarcoma has remained at 60-65 percent since the mid-1980s. The standard treatment for osteosarcoma is tumor resection with combination chemotherapy before and after surgery.
About IDM Pharma
IDM Pharma is focused on the development of innovative cancer products that either destroy cancer cells by activating the immune system or prevent tumor recurrence by triggering a specific adaptive immune response. IDM Pharma is dedicated to maximizing the full therapeutic and commercial potential of each of its innovative products to address the needs of patients and the physicians who treat these patients.
For more information about the company and its products, visit www.idm-pharma.com.
Forward-Looking Statements
This press release includes forward-looking statements that reflect management’s current views of future events including statements regarding the pathway to a potential positive opinion from the CHMP based on the CHMP’s non-binding opinion regarding the clinical benefit in survival of L-MTP-PE, the Company’s plans to address the remaining questions with respect to the MAA during the time extension or clock-stop granted by the CHMP, and the expected timing of a final opinion from the CHMP and of a final regulatory decision regarding the MAA in the European Union, as well as the Company’s plans to collect, analyze and submit additional Phase 3 data in an amended NDA for L-MTP-PE and to respond to other matters raised by the FDA and timing for preparation of the NDA amendment. Actual results may differ materially from the forward-looking statements due to a number of important factors, including, but not limited to, whether the Company will be able to provide clarification that provides assurance regarding the quality of the existing data and            to respond to the remaining issues with regard to the MAA, including verification of data quality and chemistry, manufacturing and controls (CMC) items, in a satisfactory manner during the extension provided by the CHMP, whether the final opinion of the CHMP will be consistent with the non-binding opinion of the CHMP, whether the European Commission will follow the final opinion of the CHMP once issued, whether the likely timing for the final opinion of the CHMP and the regulatory decision in Europe will occur as expected by the Company, the possibility that the Company may not be able to collect, analyze and submit additional data in an amendment to the NDA for L-MTP-PE within the timeframe expected by the Company, if at all, the possibility that such data will not support the clinical benefit of L-MTP-PE in the treatment of non-metastatic osteosarcoma, will not allow a more robust analysis of L-MTP-PE, will not continue to support its overall survival benefit in osteosarcoma, and may not provide substantial evidence for the potential regulatory approval of L-MTP-PE, the timing of the regulatory agencies’ review of the submissions for marketing approval of L-MTP-PE, the ability of the Company to respond to questions raised by the regulatory authorities in a satisfactory manner, the time needed to respond to any issues raised by the regulatory authorities with regard to regulatory submissions for L-MTP-PE, the possibility that regulatory authorities may not consider preclinical and early clinical development work conducted by Ciba-Geigy and efficacy data from the Phase 3 trial conducted by Children’s Oncology Group as adequate for their assessment of L-MTP-PE, which may cause delays in review, may result in the regulatory authorities requiring the Company to conduct additional clinical trials, or may result in a determination by the regulatory authorities that the data does not support marketing approval, whether regulatory authorities will approve L-MTP-PE within the time frame expected by the Company or at all, and whether the Company will be able to manufacture and commercialize L-MTP-PE even if it is approved by regulatory authorities. Other risks affecting the Company and its drug development programs include whether the Company or any of its collaborators will be able to develop pharmaceutical products using the technologies of the Company, whether clinical trial results to date are predictive of results of any future clinical trials, risks associated with completing clinical trials of product candidates, risks involved in the regulatory approval process for the Company’s product candidates, the possibility that clinical testing may reveal undesirable and unintended side effects or other characteristics that may prevent or limit the commercial use of proposed products, whether the cash resources of the Company will be sufficient to fund operations as planned, including any further clinical trials of any of the Company’s product candidates, whether any steps taken by the Company to contain costs will in fact result in sufficient reduction in expenses, and the Company’s dependence on intellectual property. These factors and others affecting the Company’s business are more fully discussed in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2007 and other periodic reports filed with the SEC. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.